Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: August 11, 2008

FOR INFORMATION: Therese Clay, XO Marketing, (801)541-9244, therese@xomktg.com

SONIC INNOVATIONS APPOINTS NEW PRESIDENT AND COO

Salt Lake City—Sonic Innovations, Inc. (NASDAQ:SNCI), the only U.S.-based publicly traded manufacturer of digital hearing aids, announced today that Paul R. Wennerholm has joined the company as president and chief operating officer.

Mr. Wennerholm was previously with Patterson Companies, Inc., a $3.6 billion dental, rehabilitative and health supply company, with operations throughout the world. Wennerholm has held several positions of increasing responsibility with Patterson, and most recently headed one of the most successful divisions at Patterson.

“Paul brings a tremendous amount of leadership, sales, operational and P&L experience to Sonic, and I am very pleased we were able to invite him to join our organization,” said Sonic Innovations Chairman and CEO, Sam Westover. “Paul’s primary responsibility in the immediate term will be to provide his executive sales management expertise to our North American wholesale organization. He has a proven track record as a sales executive, and I am looking forward to his immediate contributions to that organization.”

Regarding the appointment of a president and chief operating officer, Mr. Westover noted, “Sonic has made great strides over the past several years focusing on and executing a successful strategic plan and we are seeing the financial results from those initiatives. It is important that we maintain our focus on those activities, which is what I have asked Paul to do.”

Wennerholm holds a Bachelor of Arts degree in Political Science with minors in Economics and Spanish from Brigham Young University. He is a former board member of the Horton Valve Company and is involved in various professional and community organizations.

ABOUT SONIC INNOVATIONS:

Sonic Innovations is a global provider of superior hearing solutions. The company is passionate about quality, technology, and improving lives through enhanced hearing. Sonic Innovations is dedicated to the growth and success of their hearing-healthcare partners.

Sonic Innovations, headquartered in Salt Lake City, Utah, has international offices and manufacturing centers across the globe. Sonic Innovations and their distributor partners provide hearing care services and solutions in more than 25 countries. Sonic Innovations is listed on the NASDAQ Global Market System (SNCI) and can be found online at www.sonici.com.

Sonic Innovations’ partners have prescribed more than 1,000,000 Sonic hearing instruments.

This press release may contain “forward-looking statements” as defined under securities laws. Actual results may differ materially and adversely from those described herein depending on a number of factors including, but not limited to, the following risks: we face aggressive competition in our business; acquisitions could be difficult to integrate and disrupt our current business and therefore may harm our operating results; we may not launch more product lines this year; our products may not help people hear better or more naturally; we may poorly operate newly acquired businesses; we may lose a large customer or suffer a reduction in orders from a large customer; we must have innovative, technologically superior products to compete effectively; our products, due to their complexity, may contain errors or defects that are only discovered after sales by our customers, thus harming our reputation and business; we may have issues with intellectual property; and we have important international operations, which expose us to a variety of risks including government reimbursement, that could impact sales and operating results. For additional information regarding the risks inherent in our business, please see “Factors That May Affect Future Performance” included in our Annual Report on
Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.